Joint Filer Information

NAME: GLG Partners Limited

ADDRESS:  c/o GLG Partners LP
          1 Curzon Street
          London W1J 5HB
          England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: Panda Ethanol, Inc. (PDAE)

DATE OF EVENT REQUIRING STATEMENT: June 4, 2007

SIGNATURE:

     By: /s/ Timothy Kuschill
         --------------------------
         Timothy Kuschill
         Counsel of GLG Partners LP

      By: /s/ Victoria Parry
         --------------------------
          Victoria Parry, Attorney-in-Fact
        On behalf of Emmanuel Roman, Managing Director, GLG Partners Limited

The Power of Attorney, dated February 13, 2008, executed by Emmanuel Roman, authorizing Victoria Parry to sign and file this Form 4 on Emmanuel Roman's behalf, is attached hereto as Exhibit 24.1.

                             Joint Filer Information

NAME: GLG Partners Inc.

ADDRESS:  c/o GLG Partners LP
           1 Curzon Street
           London W1J 5HB
           England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: Panda Ethanol, Inc. (PDAE)

DATE OF EVENT REQUIRING STATEMENT: June 4, 2007

SIGNATURE:

     By: /s/ Alejandro R. San Miguel
         --------------------------
         Name: Alejandro R. San Miguel
          Title: General Counsel and Corporate Secretary